UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/13/2005

Thomas Properties Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-50854

DE	20-0852352
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

515 South Flower Street, Sixth Floor, Los Angeles, CA 90071
(Address of Principal Executive Offices, Including Zip Code)

(213) 613-1900
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.01.    Completion of Acquisition or Disposition of Assets

On October 11, 2005, Thomas Properties Group, Inc. (the Company), through its affiliate, TPG-El Segundo Partners, LLC, exercised its option to acquire 46.5 acres of land from Federal Express Corporation for its Campus El Segundo development in El Segundo, California.   The Company has entitled Campus El Segundo for a 2.175 million-square-foot mixed-use project with commercial, retail and community serving components.

Campus El Segundo is designed to offer a mix of development to serve businesses and the community that can include office, research and development, multi-media related uses along with a hotel and health club, restaurants, retail, a day care facility and public service enterprises.

The Company intends to develop Campus El Segundo in phases, and will consider selling certain sites to third parties or end users. The Company has set aside five acres to be acquired by the City of El Segundo for use as a recreation facility. The City of El Segundo intends to construct a new fire station on one acre of dedicated land.

The land was acquired for $30.0 million, which was financed in part with a secured loan in the amount of $19.5 million, with a term of two years with three one-year extension options. The loan bears interest at LIBOR plus 2.25%.

The Company also purchased the entire interest of its unaffiliated minority partner in TPG-El Segundo Partners, LLC for consideration of $5.0 million, $3.9 million of which was financed with a loan of which principal and interest at 5% is payable in four years.

Forward-Looking Statements

Statements made in this report that are not historical may contain forward-looking statements. Although Thomas Properties Group believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from Thomas Properties Group's expectations include actual and perceived trends in various national and economic conditions that affect global and regional markets for commercial real estate services, including interest rates, the availability of credit to finance commercial real estate transactions, and the impact of tax laws affecting real estate. For a discussion of some of the factors that may cause our results to differ from management's expectations, see the information under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Factors That May Influence Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2004. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Thomas Properties Group, Inc.

Date: October 13, 2005.	By:	/s/ Diana M. Laing
Diana M. Laing
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release of Thomas Properties Group, Inc.